                                  EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement"), is entered into as of August 1, 2000, by and between Insignia Financial Group, Inc ("IFG"), a Delaware corporation with an office at 200 Park Avenue, New York, New York, 10166 (the "Company"), and Frank M. Garrison, an individual with an office at 102 Woodmont Boulevard, Suite 400, Nashville TN, 37205 (the "Executive").

                                   BACKGROUND

         The Company, formerly known as Insignia/ESG Holdings, Inc, previously entered into an Employment Agreement with Executive dated as of August 3, 1998 and desires to amend and restate such agreement. The Company desires to assure itself of the services of the Executive for the period provided in this Agreement, and the Executive is willing to serve in the employ of the Company for such period upon the terms and conditions provided in this Agreement.

                             STATEMENT OF AGREEMENT

         In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. EMPLOYMENT. The Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment, in each case upon the terms and conditions set forth herein, for a period commencing on the effective date hereof (the "Commencement Date") and ending on December 31,2002 or on such earlier or later date as provided herein (the "Expiration Date") (such period, as it may be so terminated, being referred to herein as the "Employment Period"). In the event that the Company has not provided Executive notice of its intention not to extend or renew the terms of this agreement at least 6 months prior to December 31, 2002, the term hereof shall be deemed automatically extended so that the Expiration Date is always not less than six
(6) months from the date that the Company provides written notice to Executive of it's intention not to renew or extend the terms hereof.

         SECTION 2. DUTIES AND SERVICES.

         (a) DUTIES. Subject to Section 2(d), during the Employment Period the Executive shall serve as Office of the Chairman and Executive Managing Director of the Company and President and Chief Executive Officer of Insignia Financial Services, Inc and, at the Company's request, as an officer or director of one or more of its subsidiaries. In the performance of his duties hereunder, the Executive shall report to and shall be responsible only to the Chief Executive Officer and the Board of Directors of the Company. The Executive agrees to his employment as described in this Section 2. The parties hereto understand and agree that the Executive has substantial business interests outside of the scope of this Agreement, including, without limitation, under an employment or consulting agreement with Apartment Investment and Management Company ("AIMCO"), and both parties hereby consent to such arrangements. The Executive shall be available to travel as the needs of the business of the Company reasonably require.

         (b) OFFICE. During the Employment Period, the Company shall provide the Executive with an office located in Nashville, TN and at 200 Park Avenue, New York, NY or at such other location(s) as the Company and the Executive shall mutually agree. The Company will provide the Executive with an office and executive secretary reasonably acceptable to him, and other reasonable support appropriate to his duties hereunder.

         (c) PRIMARY RESPONSIBILITIES. Subject to Section 2(a) and 2(d), during the Employment Period, the Executive shall have such responsibilities as are assigned to him by the Chief Executive Officer and the Board of Directors of the Company. The Executive shall comply with all written policies and procedures of the Company.

         (d) CONSULTING. If (i) without the prior written consent of the Executive the Executive's title, powers or duties within the Company have been substantially diminished, other than as a result of a Termination For Cause (as defined in Section 7(a)(iv)), (ii) a Extraordinary Transaction (as defined in
Section 4(c)) or a Material Asset Disposition (as defined in Section 4(d)) has taken place, or (iii) Andrew L. Farkas has or had the right to convert that certain Employment Agreement, dated May 18, 2000 by and between the Company and Mr. Farkas, or any subsequent agreement entered into during the term hereof, whether by amendment, restatement or otherwise, which contains substantially similar terms, (the "Farkas Employment Agreement") into a consulting agreement, then the Executive may elect in writing to convert this Agreement into a consulting agreement. Under the terms of the consulting agreement, the Executive shall consult with respect to the assets and liabilities of the Company as they existed immediately before the conversion. Such consultation shall be at the reasonable times convenient to the Executive on no less than five business days' notice, the parties recognizing that the Executive during the consulting period likely will have substantial other business interests, including under an employment or consulting agreement with AIMCO. The terms and conditions of this Agreement (including all rights hereunder of the Executive as to compensation, bonus, payments and benefits) shall continue unabridged during the period of consulting. The other provisions of this Agreement also shall remain in effect except that (i) Section 2(a) shall be deleted and the remainder of Section 2 shall be modified by this Section 2(d), (ii) Section 7(a)(iv)(B) and Section 7(a)(iv)(C) shall be deleted, and (iii) references to salary (and Base Salary) in Section 4(a) and elsewhere in this Agreement shall be deemed to refer to a consulting fee (and Base Consulting Fee), and such Base Consulting Fee shall be paid to the executive in twelve monthly installments, payable on the first day of each calendar month. The "Employment Period" shall be deemed to include the period during which the Executive is obligated to provide consulting services hereunder and therefore, to the extent permitted by law, the conversion shall not be deemed a termination or resignation for any purpose and, if the law requires that the conversion be treated as a termination, then the Company must provide the Executive with benefits equivalent to those he would have received had there been no termination. The Executive shall not be obligated to consult for more than five days or portions of a day in any calendar month.

         SECTION 3. KEY MAN LIFE INSURANCE. The Company shall have the right to place a "key man" life insurance policy, providing a death benefit of up to $15,000,000 upon the life of the Executive, for which the Company is the beneficiary. In connection therewith, the Executive hereby authorizes the Company, at its sole cost and expense, to purchase and maintain upon the life of the Executive such insurance policy, and agrees to submit to such reasonable medical examinations, and to provide and/or consent to the release of such medical information, as may be necessary or desirable in order to secure the issuance thereof. Except as may be required in order to obtain insurance coverage as described in this Section 3, any and all information about Executive's health or medical records shall be kept confidential by the Company and shall not be disclosed by the Company to any party without the Executive's prior written consent.

         SECTION 4. COMPENSATION. As full compensation for his services hereunder, the Company shall pay, grant, issue or give, as the case may be, to the Executive the compensation and benefits specified below:

         (a) BASE SALARY. Subject to the provisions of Section 7, a base salary at the rate of $ $500,000 per annum ("Base Salary"), which Base Salary shall be paid to the Executive in accordance with the customary executive payroll policy of the Company as in effect from time to time; provided, however, that the Base Salary, as in effect at any time and from time to time, may be further increased by action of the Board of Directors; and further provided, however, that in no event shall the Base Salary be decreased at any time or from time to time without the prior consent of the Executive, which consent may be granted or withheld in the Executive's sole discretion.

         (b) ANNUAL BONUS. An annual bonus ("the Bonus"), the amount of which, if any, shall be determined by the Board of Directors of the Company in its sole and absolute discretion or as may be established pursuant to formula or otherwise by the Board of Directors of the Company or the Compensation Committee thereof, which shall be paid to the Executive, with respect to any fiscal year of the Company, before the expiration of 74 days after the end of such fiscal year. In making bonus determinations, the Company shall evaluate the Executive's performance in accordance with the standard bonus guidelines used by the Company for executives of the Company in the same or a similar position as the Executive.

         (c) EXTRAORDINARY TRANSACTION.

         An "Extraordinary Transaction" as used herein means the occurrence of any one or more of the following:

                  (i) the Company ceases to be required to file reports under
Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor to that Section;

                  (ii) a majority of the members of the Board of Directors of the Company are not persons who (a) had been directors of the Company for at least the preceding 12 consecutive months or (b) when they initially were elected to the Board (x) were nominated (if they were elected by the stockholders) or elected (if they were elected by the directors) with the affirmative vote of two-thirds of the directors who were Continuing Directors at the time of the nomination or election by the Board and (y) were not elected as a result of an actual or threatened solicitation of proxies or consents by a person other than the Board of Directors of the Company or an agreement intended to avoid or settle such a proxy solicitation (the directors described in clauses
(a) and (b) being "Continuing Directors");

                  (iii) any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any of its present affiliates (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended) ("Affiliates"), or any employee benefit plan of the Company or any of its present Affiliates) is or becomes the "beneficial owner" (as defined in Rule 13(d) (3) under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

                  (iv) the purchase of Common Stock of the Company ("Common Stock") pursuant to any tender or exchange offer or otherwise made by any "person," including a "group" (as such terms are used in Sections 13 (d) and 14
(d) of the Exchange Act), other than the Company, any of its present Affiliates, or any employee benefit plan of the Company or any of its present Affiliates, which results in "beneficial ownership" (as so defined) of 30% or more of the outstanding Common Stock;

                  (v) the execution and delivery of a definitive agreement by the Company that provides for a merger or consolidation, or a transaction having a similar effect (unless such merger, consolidation or similar action is with a subsidiary of the Company or with another company, a majority of whose outstanding capital stock is owned by the same persons or entities who own a majority of the Company's outstanding Common Stock at such time), where (A) the majority of the Common Stock of the Company is no longer held by the persons who were the stockholders of the Company immediately prior to the transaction, (B) the sale, lease, exchange or other disposition of all or substantially all of the assets of the Company but excluding the trading of marketable securities held as portfolio securities or (C) the Company's Common Stock is converted into cash, securities or other property (other than the common stock of a company into which the Company is merged), provided, however, that, in the event that the contemplated merger, consolidation or similar transaction is not consummated, then any rights that may arise under this paragraph (v) by virtue of such Change of Control shall not apply; and

                  (vi) upon the consummation of any transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary through purchase of assets, or by merger, or otherwise.

         (d) MATERIAL ASSET DISPOSITION BONUS. In the event of a Material Asset Disposition, as defined below, in consideration of the services performed by the Executive and consistent with the prior terms of the Executive's employment, the Company (or, in the case of clause (iii) below, the spin-off entity or, in default thereof, the Company) shall pay to the Executive immediately before the consummation of such Material Asset Disposition, a cash bonus equal to the Bonus Percentage of the consideration (valued as set forth below) received by the Company or its shareholders as a result of such Material Asset Disposition. The Bonus Percentage shall be .25% if the Executive is a consultant to the Company, or makes himself reasonably available to consult for the Company at the time the definitive agreement regarding such Material Asset Disposition is executed. The Bonus Percentage shall be .5% if the Executive is an employee of the Company (for this purpose only, the word "employee" not including a consultant under this Agreement), whether under this Agreement or otherwise, at the time the definitive agreement regarding such Material Asset Disposition is executed. If the Executive has been Terminated For Cause, or is otherwise not employed by the Company and not available to consult for the Company, at the time the definitive agreement regarding such Material Asset Disposition is executed, then the Bonus Percentage shall be 0%.

         A "Material Asset Disposition" as used herein means, without duplication for the same matter: (i) a transaction which results in a majority of the equity interest in the Company being beneficially owned by any "person" or "persons," including any "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than any of the Company's present Affiliates;
(ii) a sale or series of sales by the Company of subsidiaries, divisions, or assets (other than marketable securities), or operating businesses regardless of size; (iii) any spin off, regardless of size) which is followed by a subsequent Extraordinary Transaction (as defined above, but with reference to the spun off entity rather than the Company) of the subsidiary, division or business spun off within five years following such spin off; or (iv) any transaction, regardless of size, which results in any one or more of the Company's divisions, subsidiaries, or operating businesses being owned by a third party. In the event a Material Asset Disposition is consummated in one or more steps, including, without limitation, by way of second-step merger, any additional consideration paid or to be paid in any subsequent step in the Material Asset Disposition in respect of (x) subsidiaries, divisions, assets (other than marketable securities), or operating businesses of the Company and (y) capital stock of the Company (and any securities convertible into, or options, warrants or other rights to acquire, such capital stock) shall be included for purposes of calculating the bonus payable pursuant to this Section 4(d). "Consideration" shall not include the assumption, directly or indirectly, or repayment of indebtedness or other liabilities of the Company but shall include the assumption, directly or indirectly, or repayment of securities similar to the IFG Trust Convertible Preferred Securities previously outstanding. If all or a portion of the consideration paid in the Material Asset Disposition is other than cash or securities, then the value of such non-cash consideration shall be the fair market value thereof on the date the Material Asset Disposition is consummated as mutually agreed upon in good faith by the Company's Board of Directors and the Executive. If the Board of Directors and the Executive are unable to come to agreement on the fair market value of such non-cash consideration following the provisions of this Section 4(d), then, at the request of either, an independent valuation expert agreeable to both shall be appointed to determine the fair market value of such non-cash consideration, and the determination of such independent expert shall be binding on both the Executive and the Company. If such non-cash consideration consists of common stock, options, warrants or rights for which a public trading market existed prior to the consummation of the Material Asset Disposition, then the value of such securities shall be determined by the closing or last sales price thereof on the date of the consummation of the Material Asset Disposition; provided, however, that if such non-cash consideration consists of newly-issued, publicly-traded common stock, options, warrants or rights for which no public trading market existed prior to the consummation of the Material Asset Disposition, then the value thereof shall be the average of the closing prices for the 20 trading days subsequent to the fifth trading day after the consummation of the Material Asset Disposition. In such event, the portion of the bonus payable to the Executive pursuant to this Section 4(d) attributable to such securities shall be paid on the 30th trading day subsequent to consummation of the Material Asset Disposition. If no public market exists for the common stock, options, warrants or other rights issued in the Material Asset Disposition, then the value of thereof shall be as mutually agreed upon in good faith by the Company's Board of Directors and the Executive. If the non-cash consideration paid in the Material Asset Disposition consists of preferred stock or debt securities (regardless of whether a public trading market existed for such preferred stock or debt securities prior to consummation of the Material Asset Disposition or exists thereafter), the value hereof shall be the face or principal amount, as the case may be. Any amounts payable by a purchaser to the Company, any shareholder of the Company or any Affiliate of either the Company or any shareholder of the Company in connection with a non-competition, employment, consulting, licensing, supply or other agreement shall be deemed to be part of the consideration paid in the Material Asset Disposition. If all or a portion of the consideration payable in connection with the Material Asset Disposition includes contingent future payments, then the Company shall pay to the Executive, upon consummation of such Material Asset Disposition, an additional cash fee, determined in accordance with this Section 4(d) as, when and if such contingency payments are received. However, in the event of an installment purchase at a fixed price and a fixed time schedule, the Company agrees to pay the Executive, upon consummation of the Material Asset Disposition, a cash fee determined in accordance with this Section 4(d) based on the present value of such installment payments using a discount rate of 6.5%. For purposes of this Section 4(d), in no case shall the "consideration" received by the Company be greater than the total market capitalization of the Company at the time of the Material Asset Disposition.

         (e) FRINGE BENEFIT PROGRAMS. In addition to the other benefits provided to the Executive hereunder and to the extent he satisfies the eligibility requirements thereof and to the extent permitted by law, participation in fringe benefit programs made available generally to employees or independent contractors of the Company, including, without limitation, pension, profit sharing, stock purchase, savings, bonus, disability, life insurance, health insurance, hospitalization, dental, deferred compensation and other plans and policies authorized on the date hereof or in the future.

         (f) EXPENSE REIMBURSEMENT. Reimbursement of the Executive for all out-of-pocket expenses incurred by him in connection with the performance of his duties hereunder, including professional activities and membership fees and dues relating to professional organizations of which the Executive currently is a member or is directed in writing to be a member by the Chief Executive Officer of the Company and including, without limitation, expenses required for professional licensing of the Executive, and business related cell phone expense in accordance with the Company's written policies and procedures, all upon the presentation of appropriate documentation therefore in accordance with the then regular procedures of the Company.

         (g) PERQUISITES. In addition to the other benefits provided to the Executive hereunder, and at the sole cost and expense of the Company, except as otherwise provided herein:

                  (i) the Executive shall be entitled to reasonable business usage of aircraft owned or leased by the Company as determined by the Chief Executive Officer of the Company. With prior consent from the Chief Executive Officer of the Company, the Executive may utilize such aircraft for personal use and in such event the cost of such use shall be added to and included in the Executive's compensation for federal, state and local income tax purposes;

                  (ii) subject to the provisions of Section 7 hereof, the Company will provide to the Executive disability insurance coverage identical to the disability insurance coverage provided to senior executives of the Company from time to time; and

                  (iii) the Executive shall be fully reimbursed for expenses incurred in respect of professional continuing education.

                  (iv) the Company shall provide Executive with a car allowance of not less than $1,500 per month through December 31, 2002 or such later date if the Expiration Date under this Agreement has been extended. At the expiration of any automobile lease, Executive shall have the right to acquire such automobile upon such terms and conditions available to the Company at such time and the Company shall assign such rights to Executive upon request.

                  (v) the Company shall provide up to ten thousand ($10,000) dollars in annual reimbursement for expenses incurred by Executive in connection with tax advice and planning (including estate planning), the preparation of tax returns and assistance in audits of tax returns.

         (h) VACATIONS, ETC. Leaves-of-absence in accordance with the then regular procedures of the Company governing senior executives, and four weeks of paid vacation per year on a non-cumulative basis.

         (i) PARACHUTE LIMIT. Notwithstanding anything else herein, to the extent the Executive would be subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), on such amounts or benefits received from the Company required to be included in the calculation of parachute payments for purposes of Sections 280G and 4999 of the Code (the "Parachute Payments"), the amounts of any Parachute Payments shall be automatically reduced as described herein to an amount one dollar less than an amount that would subject the Executive to the excise tax under Section 4999 of the Code (the "Parachute Limit"); provided, however, that this Section 4(i) shall apply only if the reduced Parachute Payments received by the Executive (after taking into account further reductions for applicable federal, state and local income, social security and other taxes) would be greater than the unreduced Parachute Payments to be received by the Executive minus (i) the excise tax payable under Section 4999 of the Code with respect to such Parachute Payments and (ii) all applicable federal, state and local income, social security and other taxes on such Parachute Payments. The foregoing reduction shall be applied to the Parachute Payments as follows: (i) first by reducing the amounts payable under Section 4(c) (if such amounts are included in such computation) until such amounts have been exhausted up to the Parachute Limit,
(ii) then by reducing any such other amounts and benefits (other than awards described in (iii) below) as determined by the Company, and (iii) notwithstanding anything contained herein or in an option, warrant or restricted stock agreement, award or plan relating to the Executive then, on a pro-rata basis up to the Parachute Limit, by failing to accelerate the vesting (without affecting the right to vest) upon a change in ownership or effective control or change in ownership of a substantial portion of assets (as described in Code
Section 280G(b)(2)(A)(i)) of any unvested awards of shares of restricted stock of the Company previously granted to Executive and options or warrants to purchase shares of the Company previously granted to Executive. Notwithstanding the foregoing, the Company shall treat any of the amounts described in (i) through (iii) above as a Parachute Payment solely to the extent required under applicable law.

         (j) PURCHASE OF INSURANCE. Following the Executive's cessation of employment with the Company for any reason, (i) the Executive shall have the right to continue, at the Executive's sole cost, any or all life insurance policies on the life of the Executive maintained by the Company during the Employment Period and to designate the beneficiaries and owners thereof, and
(ii) the Executive and his dependents shall have the right to purchase from or through the Company or its successor, at the Executive's or his dependents' sole cost, individual and dependent care health insurance coverage and the Company shall take such steps as may be necessary to effect the same. Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 4(j) shall continue regardless of the cessation of the Executive's employment by the Company. In the case of the death of the Executive, whether during or after the Employment Period, the rights under Section 4(j)(ii) of the persons who were the

Executive's dependents at the time of his death shall continue in full force and effect for the duration of each of their lives.

         (k) VESTING. In the event of (a) a termination of Executive's employment for any reason other than a Termination for Cause or voluntary termination by the Executive, including, but not limited to a Death Termination Event, Disability Termination Event, Termination Without Cause or in the event of (b) the occurrence of an Extraordinary Transaction, an Influence Change Event (as such term is defined in the Farkas Employment Agreement), or an Extraordinary Stock Event (as such term is defined in the Farkas Employment Agreement) (whether or not resulting in a termination of Executive's employment), all options, warrants and restricted stock and interests in or rights of any kind with respect to the Company's principal co-investment and development activities including, but not limited to, grants and rights with respect to Insignia Opportunity Trust and Insignia Opportunity Partners and West Village Associates, to which the Executive may be entitled the Executive will immediately vest and be no longer subject to forfeiture for any reason (irrespective of any terms to the contrary contained in any document, agreement or grant letter relating to any such grant or right) and, in the case of options and warrants or other instrument with an exercise component or provision be exercisable by the Executive. Notwithstanding the foregoing, in the event of a Death Termination Event or Disability Termination Event, Executive shall become vested on fifty percent (50%) of any remaining unvested amounts with respect to grants and rights with respect to the Company's co-investment and development activities and Insignia Opportunity Trust and Insignia Opportunity Partners and West Village Associates (but shall remain vested on any previously vested amounts).

         SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE EXECUTIVE. The Executive represents and warrants to the Company as follows:

         (a) He is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder; and

         (b) He is able to perform the essential functions of his duties hereunder with or without reasonable accommodations.

         SECTION 6. NON-SOLICITATION; CONFIDENTIALITY.

                  (a) NON-SOLICITATION.

                           (1) In recognition of the close personal contact the
Executive has or will have with the Company's and its affiliates' trade secrets, confidential information, records and business relationships, and the position of trust in which the Company holds the Executive, the Executive further covenants and agrees that while the Executive is employed by the Company and for a period lasting for one (1) year following the cessation of the Executive's employment with the Company, the Executive will not, if such action would have a material adverse effect on the Company, in direct competition with the Company (where competition is measured as of the date the Executive ceases to be employed by the Company), either for himself or as an officer, director, employee, agent, representative, independent contractor or in any relationship to any person, partnership, corporation, or other entity (except the Company or its Affiliates or subsidiaries), solicit, directly or by assisting others, business from any of the Company's customers or clients who were customers or clients of the Company as of the date of the cessation of the Executive's employment and with whom the Executive has had material contact (as defined below) during the twelve (12) month period preceding the date of cessation of the Executive's employment with the Company in the event of a cessation of employment with the Company or, absent such cessation, during the twelve (12) months preceding the solicitation, for the purpose of providing goods or services to said customers and clients. For purposes of this Agreement, "material contact" exists between the Executive and any of the Company's customers or clients (i) with whom the Executive actually dealt; or (ii) whose dealings with the Company were handled, coordinated or supervised by the Executive; or (iii) about whom the Executive obtained confidential information in the ordinary course of business through the Executive's association with the Company.

                           (2) The Executive covenants and agrees that, for a
period ending on the second anniversary of the date on which the Executive's employment with the Company ceases, the Executive will not solicit any employee, broker or sales person of the Company, or any of its respective subsidiaries or affiliates to leave their employ for the employ of a person or entity which directly competes with the Company, or any of its respective subsidiaries or affiliates.

                           (3) The Executive covenants and agrees that, for a
period ending on the second anniversary of the date on which the Executive's employment with the Company ceases, the Executive will not purchase for his own account any limited partnership units of partnerships that, on the date of purchase, are controlled directly or indirectly by the Company, except that the provisions of this sentence shall not be deemed breached merely because the Executive owns, immediately after a purchase, not more than one percent of the outstanding units. Should the Executive breach the foregoing sentence, all his options issued by the Company or any of its subsidiaries shall be canceled and all of his restricted stock issued by the Company or any of its subsidiaries (whether or not then vested) which he then owns shall be forfeited. For purposes of this Section 6(a)(3), "purchase" shall mean the payment of cash only for such limited partnership units and shall not include payment of cash for interests in an entity whose assets consist in whole or in part of such limited partnership units.

                           (4) The Executives covenants and agrees that he will
not, either for himself or as an officer, director, employee, agent, representative, or independent contractor of any person, partnership, corporation, or other entity (except the Company or its Affiliates or subsidiaries), interfere with any contract that exists between the Company and any customers or clients of the Company as of the effective date of this Agreement.

         The Executive acknowledges that the foregoing provisions are intended to protect the Company's and its subsidiaries' and Affiliates' business and customer contacts, not to prevent the Executive from pursuing a livelihood in the general area of his previous training, and they should be interpreted accordingly.

         (b) CONFIDENTIALITY. All confidential information which the Executive may now possess, may obtain during or after his employment with Company, or may create prior to the end of his employment with the Company or otherwise relating to the business of the Company or any of its subsidiaries or affiliates or of any customer or supplier of any of them shall not be published, disclosed, or made accessible by him to any other person, either during or after the cessation of his employment, or used by him except during his employment with the Company in the business and for the benefit of the Company and its subsidiaries and Affiliates. In addition, the Executive agrees not to disclose, publish or make accessible to any other person, from and after the date of this Agreement, during the Employment Period or at any time thereafter, any of the terms or provisions of this Agreement, except the Executive's accountants who need such information to advise him, prepare his tax returns, make required filings and the like; provided, however, that the Executive will be responsible for causing any such accountants to be aware of and to abide by the obligations contained in this Section 6(b) and will be responsible for any breach of such obligations by any of them. In the event that the Executive becomes legally compelled to disclose any of the confidential information, the Executive will provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy and/or waive in writing compliance with the provisions of this Section 6(b) and in the event that such protective order or other remedy is not obtained, or should the Company waive in writing compliance with the provisions of this Section 6(b), the Executive will furnish only that portion of the confidential information which is so legally required. The Executive shall return all tangible evidence of such confidential information to the General Counsel of the Company prior to or at the cessation of his employment.

         (c) INTERPRETATION. Since a breach of the provisions of this Section 6 could not adequately be compensated by money damages, the Company shall be entitled, in addition to any other right and remedy available to it, to an injunction restraining such breach and the Company shall not be required to post a bond in any proceeding brought for such purpose. The Executive agrees that the provisions of this Section 6 are necessary and reasonable to protect the Company in the conduct of its businesses. If any restriction contained in this Section 6 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies, at law or in equity, for such breach or threatened breach.

         (d) INVESTORS. Notwithstanding anything herein to the contrary, nothing in this Agreement shall restrict the right of the Executive to solicit or receive, on his own behalf or on behalf of others, any investment or any funds in any form from any person, regardless of whether such person is an investor in the Company or in any current or former affiliate of the Company.


         SECTION 7. TERMINATION.

         (a) DEFINITIONS.

                   (i) Death Termination Event. As used herein, "Death Termination Event" shall mean the death of the Executive.

                  (ii) Disability Termination Event. As used herein, "Disability Termination Event" shall mean a circumstance where the Executive is physically or mentally incapacitated or disabled or otherwise unable to fully discharge his duties hereunder for a period of 185 consecutive days.

                  (iii) Estate. As used herein, "Estate" shall mean (A) in the event that the last will and testament of the Executive has not been probated at the time of determination, the estate of the Executive and (B) in the event that the last will and testament of the Executive has been probated at the time of determination, the legatees of the Executive who are entitled under such will to the assets or payments at issue.

                  (iv) Termination For Cause. As used herein, the term "Termination For Cause" shall mean the termination by the Company of the Executive's employment hereunder upon a good faith determination by a majority vote of the members of the Board of Directors of the Company that termination of this Agreement is necessary by reason of (A) the Executive shall be convicted of a felony, (B) the Executive shall commit any act or omit to take any action in bad faith and to the material detriment of the Company and Executive shall not have cured the same within 30 days after the Company sends written notice thereof, or (C) Executive shall breach in a material way any material term of this Agreement and fail to correct such breach within 30 days after the Company sends written notice thereof.

                  (v) Termination Without Cause. As used herein, "Termination Without Cause" shall mean any termination of the Executive's employment by the Company hereunder that is not a Termination For Cause, a Death Termination Event, or a Disability Termination Event but shall not include a conversion of this Agreement to a consulting agreement.

         (b) DEATH TERMINATION EVENT. Upon the occurrence of a Death Termination Event, this Agreement will terminate automatically upon the date that such Death Termination Event occurred (subject to the last sentence of this Section 7 and to the last two sentences of Section 4(j)), whereupon the Executive's Estate shall receive the consideration set forth in Sections 4(a) through (d) through December 31, 2002, or such later date if the Expiration Date of this Agreement has been extended, as well as the benefits of the provisions of sections 4(j) and 4(k) according to their terms. In addition, the Executive's Estate shall be entitled to receive the payments contemplated by Section 4(c) and Section 4(d) if the event giving rise to such payment occurs, or a definitive agreement regarding such event is executed, before or within 180 days after the Death Termination Event.

         (c) DISABILITY TERMINATION EVENT. Upon the occurrence of a Disability Termination Event, this Agreement shall terminate automatically upon the date that such Disability Termination Event occurred (subject to the last sentence of this Section 7 and to the last two sentences of Section 4(j)), whereupon the Executive shall continue to receive the consideration set forth in Sections 4(a) through (d) and Section 4(g)(iii), (iv) and (v) through December 31, 2002, or such later date if the Expiration Date of this Agreement has been extended, as well as the benefits of the provisions of sections 4(j) and 4(k) according to their terms. In addition, the Executive shall be entitled to receive the payments contemplated by Section 4(c) and Section 4(d) if the event giving rise to such payment occurs, or a definitive agreement regarding such event is executed, before or within 180 days after the Disability Termination Event.

         (d) TERMINATION FOR CAUSE. The Executive and the Company agree that the Company shall have the right to effectuate a Termination For Cause in accordance with the terms of this Agreement at any time. Upon the occurrence of a Termination For Cause, this Agreement will terminate upon the date that such Termination For Cause occurs (subject to the provisions of Section 9), whereupon
(i) the Executive shall not be entitled to receive any additional payments hereunder other than the Base Salary, as then in effect, to and including the date that such Termination For Cause occurs and (ii) the Company shall be entitled to any and all remedies and damages available to it.

         (e) TERMINATION WITHOUT CAUSE. Upon the occurrence of a Termination Without Cause, this Agreement shall terminate upon the date that such Termination Without Cause occurs (subject to the provisions of Section 9 and to the last two sentences of Section 4(j)), whereupon the Executive shall continue to receive the consideration set forth in Sections 4(a) through (d) and Section 4(g)(iii), (iv) and (v) through the December 31, 2002, or such later date if the Expiration Date under this Agreement has been extended as well as the benefits of the provisions of sections 4(j) and 4(k) according to their terms. In addition, the Executive shall be entitled to receive the payments contemplated by Section 4(c) and Section 4(d) if the event giving rise to such payment occurs, or a definitive agreement regarding such event is executed, on or before December 31, 2002 or such later date if the Expiration Date under this Agreement has been extended.

         In the event of a termination of Executive's employment for any reason other than a Termination for Cause or voluntary termination by the Executive, including, but not limited to a Death Termination Event, Disability Termination Event, or Termination Without Cause, all options, warrants and restricted stock and interests in or rights of any kind with respect to the Company's principal co-investment and development activities including, but not limited to, grants and rights with respect to Insignia Opportunity Trust and Insignia Opportunity Partners and West Village Associates, to which the Executive may be entitled will immediately vest and be no longer subject to forfeiture for any reason (irrespective of any terms to the contrary contained in any document, agreement or grant letter relating to any such grant or right) and, in the case of options and warrants or other instrument with an exercise component or provision be exercisable by the Executive but in the event of the occurrence of an Extraordinary Transaction, no options, warrants or restricted stock then held by and/or granted to the Executive will immediately vest as a result thereof. Notwithstanding the foregoing, in the event of a Death Termination Event or Disability Termination Event, Executive shall become vested on fifty percent (50%) of any remaining unvested amounts with respect to grants and rights with respect to the Company's co-investment and development activities and Insignia Opportunity Trust and Insignia Opportunity Partners and West Village Associates (but shall remain vested on any previously vested amounts).


         SECTION 8. WITHHOLDING. The Company shall be entitled to withhold from amounts payable to the Executive hereunder such amounts as may be required by applicable law to be so withheld.

         SECTION 9. SURVIVAL. Notwithstanding anything in this Agreement to the contrary, Section 6 of this Agreement shall survive any termination of this Agreement or cessation of the Executive's employment hereunder for the periods stated therein.

         SECTION 10. MODIFICATION. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

         SECTION 11. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given, at the address of such party set forth in the preamble to this Agreement (or to such other address as such party shall have furnished in writing in accordance with the provisions of this Section 11). Notice to the Estate shall be sufficient if addressed to the Executive as provided in this Section 11. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

         SECTION 12. WAIVER. Any waiver by either party of a breach of any provision of Agreement shall not operate as a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

         SECTION 13. BINDING EFFECT. The Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance or the claims of the Executive's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of the Executive and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors.

         SECTION 14. HEADINGS. The headings in this Agreement are solely for convenience of reference, and shall be given no effect in the construction or interpretation of this Agreement.

         SECTION 15. ENFORCEMENT. Should the Executive sue to enforce any of his rights under this Agreement and should the Executive prevail on any issue in such suit, then the Company shall pay all the Executive's costs of such suit (including attorneys fees and disbursements). If any taxes are imposed on such payment, the Company shall make such additional payments to the Executive as may be necessary, so that after deducting the taxes imposed on all payments made to the Executive pursuant to this paragraph, the Executive is left on an after tax basis with an amount equal to his claim for indemnification prior to the payments described in this sentence.

         SECTION 16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the conflict of law provisions thereof.

         SECTION 18. CONSTRUCTION AND INTERPRETATION. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself, or through its agent, prepared the same, and it is expressly agreed and acknowledged that the Executive, the Company and their respective attorneys and representatives have participated in the preparation hereof.

SECTION 19. WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALING BETWEEN OR AMONG THEM RELATING TO

THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIPS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO THE TRIAL BY THE COURT.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


                                            INSIGNIA FINANCIAL GROUP, INC.

                                            By: /s/ Adam B. Gilbert
                                               ---------------------------
                                            Name: Adam B. Gilbert
                                            Its:  Executive Vice President



                                            EXECUTIVE
                                            /s/ Frank M. Garrison
                                            ------------------------------
                                            Name: Frank M. Garrison